Contact: Leah Stearns
Senior Vice President, Treasurer and Investor Relations
Telephone: (617) 375-7500
AMERICAN TOWER CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL RESULTS

CONSOLIDATED HIGHLIGHTS
Fourth Quarter 2016		Full Year 2016
●	Total revenue increased 20.3% to $1,540 million	●	Total revenue increased 21.3% to $5,786 million
●	Property revenue increased 21.6% to $1,521 million	●	Property revenue increased 22.1% to $5,713 million
●	Net income increased 5.1% to $233 million	●	Net income increased 44.4% to $970 million
●	Adjusted EBITDA increased 16.7% to $936 million	●	Adjusted EBITDA increased 15.9% to $3,553 million
●	Consolidated AFFO increased 20.9% to $655 million	●	Consolidated AFFO increased 15.8% to $2,490 million
Boston, Massachusetts – February 27, 2017: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter and full year ended December 31, 2016.
Jim Taiclet, American Tower’s Chief Executive Officer stated, “In 2016, we once again generated double digit growth in our property revenue, Adjusted EBITDA and Consolidated AFFO per Share. At the same time, we continued to expand our asset base through our active tower construction program and accretive acquisitions like the Viom transaction in India and ended the year with nearly 145,000 towers and small cell systems.
In all of these markets, consumers are driving increases in smartphone penetration and monthly data consumption, including in the U.S., where the average smartphone user now consumes over 4.4 gigabytes of data per month. We expect that these trends will in turn result in continued network investment and underpin our expectations for 2017, which include Organic Tenant Billings Growth of over 7% and Consolidated AFFO growth of over 10%. Further, we continue to target annual dividend per share growth of at least 20%, remain committed to our target net leverage range and expect to evaluate both accretive acquisition opportunities and a reinstatement of our share repurchase program during the course of the year.”
CONSOLIDATED OPERATING RESULTS OVERVIEW
American Tower generated the following operating results for the quarter and year ended December 31, 2016 (unless otherwise indicated, all comparative information is presented against the quarter and year ended December 31, 2015), as applicable.

($ in millions, except per share amounts)	Q4 2016	Growth Rate	FY 2016	Growth Rate
Total revenue	$1,540	20.3%	$5,786	21.3%
Total property revenue	$1,521	21.6%	$5,713	22.1%
Total Tenant Billings Growth	$215	20.8%	$881	22.4%
Organic Tenant Billings Growth	$81	7.8%	$308	7.8%
Property Gross Margin	$1,042	14.7%	$3,963	16.0%
Property Gross Margin %	68.5%		69.4%
Net income(1)	$233	5.1%	$970	44.4%
Net income attributable to AMT common stockholders(1)	$202	(1.7)%	$849	42.8%
Net income attributable to AMT common stockholders per diluted share(1)	$0.47	(2.1)%	$1.98	40.4%
Adjusted EBITDA	$936	16.7%	$3,553	15.9%
Adjusted EBITDA Margin %	60.8%		61.4%

NAREIT Funds From Operations (FFO) attributable to AMT common stockholders(1)	$557	5.2%	$2,188	26.3%
Consolidated AFFO	$655	20.9%	$2,490	15.8%
Consolidated AFFO per Share	$1.52	19.7%	$5.80	14.2%
AFFO attributable to AMT common stockholders	$631	17.0%	$2,400	13.4%
AFFO attributable to AMT common stockholders per Share	$1.47	16.7%	$5.59	11.8%

Cash provided by operating activities	$725	13.4%	$2,704	23.8%
Less: total cash capital expenditures(2)	$212	0.8%	$701	(3.8)%
Free Cash Flow	$513	19.6%	$2,002	37.7%

(1)
FY 2016 growth rate includes the impact of a one-time cash tax charge of approximately $93 million recorded in Q3 2015 as part of a tax election pursuant to which GTP REIT no longer operates as a separate REIT for federal and state income tax purposes.

(2)
Cash capital expenditures for Q4 2016 and FY 2016 include $5.1 million and $18.9 million, respectively, of payments on capital leases of property and equipment, which are presented in the condensed consolidated statements of cash flows included herein under Repayments of notes payable, credit facilities, term loan, senior notes and capital leases.

Please refer to “Non-GAAP and Defined Financial Measures” below for definitions and other information regarding the Company’s use of non-GAAP measures. For financial information and reconciliations to GAAP measures, please refer to the “Unaudited Selected Consolidated Financial Information” and “Unaudited Reconciliations to GAAP Measures and the Calculation of Defined Financial Measures” below.
CAPITAL ALLOCATION OVERVIEW
Distributions – During the quarter and full year ended December 31, 2016, the Company declared the following regular cash distributions to its common stockholders:

Common Stock Distributions	Q4 2016(1)	FY 2016
Distribution per share	$0.58	$2.17
Aggregate amount (in millions)	$248	$924
Year-over-year per share growth	18%	20%
_______________
(1)    The dividend declared was paid in the first quarter of 2017 to stockholders of record as of the close of business on December 28, 2016.
In addition, the Company paid approximately $27 million in preferred stock dividends during the fourth quarter of 2016 and $107 million during the year ended December 31, 2016.
Capital Expenditures – During the fourth quarter of 2016, total capital expenditures were $212 million, of which approximately $47 million was for non-discretionary capital improvements and corporate capital expenditures. For the full year, total capital expenditures were $701 million, of which approximately $127 million was for non-discretionary capital improvements and corporate capital expenditures. For additional capital expenditure details, please refer to the supplemental disclosure package available on the Company’s website.
Acquisitions and Other Transactions – During the fourth quarter of 2016, the Company spent approximately $106 million to acquire 108 sites, primarily in its existing international markets, and Comunicaciones y Consumos, S.A. (CyCSA) in Argentina, a new market for the Company. In December 2016, the Company finalized its entry into a joint venture (“ATC Europe”) with PGGM. In addition, during the fourth quarter of 2016, ATC Europe entered into a definitive agreement to acquire FPS Towers (“FPS”) in France, which is also a new market for the Company. The FPS acquisition closed on February 15, 2017. As a result, the Company now operates in 15 countries. For the full year, the Company spent $1.4 billion to acquire over 43,000 communications sites, primarily in the Company’s international markets.
LEVERAGE AND FINANCING OVERVIEW
Leverage – For the quarter ended December 31, 2016, the Company’s Net Leverage Ratio was approximately 4.7x net debt (total debt less cash and cash equivalents) to fourth quarter 2016 annualized Adjusted EBITDA.

Calculation of Net Leverage Ratio
($ in millions)	As of December 31, 2016
Total debt	$18,533
Less: Cash and cash equivalents	787
Net Debt	17,746
Divided By: Fourth quarter annualized Adjusted EBITDA(1)	3,743
Net Leverage Ratio	4.7x
_______________
(1)    Q4 2016 Adjusted EBITDA multiplied by four.
Liquidity – As of December 31, 2016, the Company had approximately $3.6 billion of total liquidity, consisting of approximately $0.8 billion in cash and cash equivalents plus the ability to borrow an aggregate of approximately $2.8 billion under its revolving credit facilities, net of any outstanding letters of credit.
Subsequent to the end of the fourth quarter of 2016, the Company borrowed an aggregate of $1.0 billion under its credit facilities. These borrowings were used to fund the Company’s FPS acquisition in France, the redemption of all outstanding 7.25% senior unsecured notes, the repayment of all amounts outstanding under certain securitized notes assumed in connection with prior acquisitions and for general corporate purposes.
FULL YEAR 2017 OUTLOOK
The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of February 27, 2017. Actual results may differ materially from these estimates as a result of various factors, and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.
The Company’s outlook includes the impact of its recently closed acquisition of FPS and is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for the remainder of 2017: (a) 16.70 Argentinean Pesos; (b) 3.35 Brazilian Reais; (c) 675 Chilean Pesos;

(d) 3,060 Colombian Pesos; (e) 0.95 Euros; (f) 4.45 Ghanaian Cedi; (g) 68.60 Indian Rupees; (h) 21.50 Mexican Pesos; (i) 320.00 Nigerian Naira; (j) 3.40 Peruvian Soles; (k) 14.40 South African Rand; and (l) 3,650 Ugandan Shillings.
Additional information pertaining to the impact of foreign currency and London Interbank Offered Rate (LIBOR) fluctuations on the Company’s outlook has been provided in the supplemental disclosure package available on its website. The impact of foreign currency fluctuations on net income is not provided, as the impact on all components of the net income measure cannot be calculated without unreasonable effort.

2017 Outlook ($ in millions)	Full Year 2017			Midpoint Growth
Total property revenue(1)	$6,210	to	$6,390	10.3%
Net income	1,175	to	1,245	24.7%
Adjusted EBITDA	3,810	to	3,910	8.6%
Consolidated AFFO	2,700	to	2,800	10.4%
_______________

(1)
Includes U.S. property revenue of $3,445 to $3,505 and international property revenue of $2,765 to $2,885 reflecting midpoint growth rates of 3.1% and 20.6%, respectively. The U.S. growth rate reflects a negative impact of 1.2% from the non-recurrence of approximately $39 million in decommissioning revenue from 2016 and 1.8% associated with a decrease in non-cash straight-line revenue recognition. International property revenue reflects the Company’s Latin America, EMEA and Asia segments.

2017 Outlook for Total Property revenue, at the midpoint, includes the following components(1): ($ in millions, totals may not add due to rounding.)	U.S. Property	International Property(2)	Total Property
International pass-through revenue	$ N/A	$890	$890
Straight-line revenue	18	40	58
_______________

(1)	For additional discussion regarding these components, please refer to “Revenue Components” below.

(2)	International property revenue reflects the Company’s Latin America, EMEA and Asia segments.

2017 Outlook growth, at the midpoint, includes the following components(1):	Total Property Revenue	Adjusted EBITDA	Consolidated AFFO
Outlook midpoint growth	10.3%	8.6%	10.4%
Estimated impact of fluctuations in foreign currency exchange rates	(0.9)%	(0.7)%	(0.7)%
Estimated impact of straight-line revenue and expense recognition	(1.6)%	(2.2)%	—%
Estimated impact of international pass-through revenue	1.6%	—%	—%
_______________

(1)	Growth components for net income are not provided, as the impact of each of the line items on the measure cannot be calculated without unreasonable effort.

2017 Outlook growth, at the midpoint, includes the following components(1): (Totals may not add due to rounding.)	U.S. Property	International Property(2)	Total Property
Organic Tenant Billings	~6%	~10%	~7-8%
New Site Tenant Billings	~0.1%	~16%	~5-6%
Total Tenant Billings Growth	>6%	>25%	>12%
_______________

(1)	For additional discussion regarding the component growth rates, please refer to “Revenue Components” below.

(2)	International property revenue reflects the Company’s Latin America, EMEA and Asia segments.

Outlook for Capital Expenditures:
($ in millions)
(Totals may not add due to rounding.)	Full Year 2017
Discretionary capital projects(1)	$145	to	$175
Ground lease purchases	150	to	160
Start-up capital projects	165	to	185
Redevelopment	185	to	215
Capital improvement	140	to	150
Corporate	15	—	15
Total	$800	to	$900
_______________

(1)	Includes the construction of approximately 2,500 to 3,500 communications sites globally.

Reconciliation of Outlook for Adjusted EBITDA to Net income:
($ in millions)
(Totals may not add due to rounding.)	Full Year 2017
Net income	$1,175	to	$1,245
Interest expense	750	to	770
Depreciation, amortization and accretion	1,535	to	1,565
Income tax provision	143	to	133
Stock-based compensation expense	91	—	91
Other, including other operating expenses, interest income, gain (loss) on retirement of long-term obligations and other income (expense)	116	to	106
Adjusted EBITDA	$3,810	to	$3,910

Reconciliation of Outlook for Consolidated AFFO to Net income:
($ in millions)
(Totals may not add due to rounding.)	Full Year 2017
Net income	$1,175	to	$1,245
Straight-line revenue	(58)	—	(58)
Straight-line expense	66	—	66
Depreciation, amortization and accretion	1,535	to	1,565
Stock-based compensation expense	91	—	91
Deferred portion of income tax	7	to	23
Other, including other operating expenses, amortization of deferred financing costs, capitalized interest, debt discounts and premiums, gain (loss) on retirement of long-term obligations, other income (expense), long-term deferred interest charges and dividends on preferred stock	39	to	33
Capital improvement capital expenditures	(140)	to	(150)
Corporate capital expenditures	(15)	—	(15)
Consolidated AFFO	$2,700	to	$2,800
Conference Call Information
American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the fourth quarter and full year ended December 31, 2016 and its outlook for 2017. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:
U.S./Canada dial-in: (800) 260-0702
International dial-in: (612) 288-0318
Passcode: 416147
When available, a replay of the call can be accessed until 11:59 p.m. ET on March 13, 2017. The replay dial-in numbers are as follows:
U.S./Canada dial-in: (800) 475-6701
International dial-in: (320) 365-3844
Passcode: 416147
American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.
About American Tower
American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of approximately 147,000 communications sites. For more information about American Tower, please visit the “Earnings Materials” and “Company & Industry Resources” sections of our investor relations website at www.americantower.com.

Non-GAAP and Defined Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations (FFO) attributable to American Tower Corporation common stockholders, Consolidated Adjusted Funds From Operations (AFFO), AFFO attributable to American Tower Corporation common stockholders, Consolidated AFFO per Share, AFFO attributable to American Tower Corporation common stockholders per Share, Free Cash Flow, Net Debt and Net Leverage Ratio. In addition, the Company presents: Tenant Billings, Tenant Billings Growth, Organic Tenant Billings Growth and New Site Tenant Billings Growth.

These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company's core businesses and are commonly used across its industry peer group. As outlined in detail below, the Company believes that these measures can assist in comparing company performance on a consistent basis irrespective of depreciation and amortization or capital structure, while also providing valuable incremental insight into the underlying operating trends of its business.

Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost basis, are involved. Notwithstanding the foregoing, the Company's Non-GAAP and Defined Financial measures may not be comparable to similarly titled measures used by other companies.

Revenue Components

In addition to reporting total revenue, the Company believes that providing transparency around the components of its revenue provides investors with insight into the indicators of the underlying demand for, and operating performance of, its real estate portfolio. Accordingly, the Company has provided disclosure of the following revenue components: (i) Tenant Billings, (ii) New Site Tenant Billings; (iii) Organic Tenant Billings; (iv) International pass-through revenue; (v) Straight-line revenue; (vi) Pre-paid amortization revenue; and (vii) Other revenue.

Tenant Billings: The majority of the Company’s revenue is generated from non-cancellable, long-term tenant leases. Revenue from Tenant Billings reflects several key aspects of the Company’s real estate business: (i) “colocations/amendments” reflects new tenant leases for space on existing towers and amendments to existing leases to add additional tenant equipment; (ii) “escalations” reflects contractual increases in billing rates, which are typically tied to fixed percentages or a variable percentage based on a consumer price index; (iii) “cancellations” reflects the impact of tenant lease terminations or non-renewals or, in limited circumstances, when the lease rates on existing leases are reduced; and (iv) “new sites” reflects the impact of new property construction and acquisitions.

New Site Tenant Billings: Day-one Tenant Billings associated with sites that have been built or acquired since the beginning of the prior-year period. Incremental colocations/amendments, escalations or cancellations that occur on these sites after the date of their initial addition to our portfolio are not included in New Site Tenant Billings. The Company believes providing New Site Tenant Billings enhances an investor’s ability to analyze our existing real estate portfolio growth as well as our development program growth, as the Company’s construction and acquisition activities can drive variability in growth rates from period to period.

Organic Tenant Billings: Tenant Billings on sites that the Company has owned since the beginning of the prior-year period, as well as Tenant Billings activity on new sites that occurred after the date of their initial addition to the Company’s portfolio.

International pass-through revenue: A portion of the Company’s pass-through revenue is based on power and fuel expense reimbursements and therefore subject to fluctuations in fuel prices. As a result, revenue growth rates may fluctuate depending on the market price for fuel in any given period, which is not representative of the Company’s real estate business and its economic exposure to power and fuel costs. Furthermore, this expense reimbursement mitigates the economic impact associated with fluctuations in operating expenses, such as power and fuel costs and land rents in certain of the Company’s markets. As a result, the Company believes that it is appropriate to provide insight into the impact of pass-through revenue on certain revenue growth rates.

Straight-line revenue: Under GAAP, the Company recognizes revenue on a straight-line basis over the term of the contract for certain of its tenant leases. Due to the Company’s significant base of non-cancellable, long-term tenant leases, this can result in significant fluctuations in growth rates upon tenant lease signings and renewals (typically increases), when amounts billed or received upfront upon these events are initially deferred. These signings and renewals are only a portion of the Company’s underlying business growth and can distort the underlying performance of our Tenant Billings Growth. As a result, the Company believes that it is appropriate to provide insight into the impact of straight-line revenue on certain growth rates in revenue and select other measures.

Pre-paid amortization revenue: The Company recovers a portion of the costs it incurs for the redevelopment and development of its properties from its tenants. These upfront payments are then amortized over the initial term of the corresponding tenant lease. Given this amortization is not necessarily directly representative of underlying leasing activity on our real estate portfolio, (i.e.: does not have a renewal option or escalation as our tenant leases do) the Company believes that it is appropriate to provide insight into the impact of pre-paid amortization revenue on certain revenue growth rates to provide transparency into the underlying performance of our real estate business.

Foreign currency exchange impact: The majority of the Company’s international revenue and operating expenses are denominated in each respective country’s local currency. As a result, foreign currency fluctuations may distort the underlying performance of our real estate business from period to period, depending on the movement of foreign currency exchange rates versus the U.S. Dollar. The Company believes it is appropriate to quantify the impact of foreign currency exchange fluctuations to its reported growth to provide transparency into the underlying performance of its real estate business.

Other revenue: Typically an immaterial portion of the Company’s total revenue, Other revenue represents revenue not captured by the above listed terms and can include items such as tenant settlements.

Non-GAAP and Defined Financial Measure Definitions

Tenant Billings Growth: The increase or decrease resulting from a comparison of Tenant Billings for a current period with Tenant Billings for the corresponding prior-year period, in each case adjusted for foreign currency exchange fluctuations. The Company believes this measure provides valuable insight into the growth in recurring Tenant Billings and underlying demand for its real estate portfolio.

Organic Tenant Billings Growth: The portion of Tenant Billings Growth attributable to Organic Tenant Billings. The Company believes that organic growth is a useful measure of its ability to add tenancy and incremental revenue to its assets for the reported period, which enables investors and analysts to gain additional insight into the relative attractiveness, and therefore the value, of the Company’s property assets.

New Site Tenant Billings Growth: The portion of Tenant Billings Growth attributable to New Site Tenant Billings. The Company believes this measure provides valuable insight into the growth attributable to Tenant Billings from recently acquired or constructed properties.

Gross Margin: Revenues less operating expenses, excluding stock-based compensation expense recorded in costs of operations, depreciation, amortization and accretion, selling, general, administrative and development expense and other operating expenses. The Company believes this measure provides valuable insight into the site-level profitability of its assets.

Operating Profit: Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. The Company believes this measure provides valuable insight into the site-level profitability of its assets while also taking into account the overhead expenses required to manage each of its operating segments.

For segment reporting purposes, the Latin America property segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. Operating Profit and Gross Margin are before interest income, interest expense, gain (loss) on retirement of long-term obligations, other income (expense), net income (loss) attributable to noncontrolling interest and income tax benefit (provision).

Operating Profit Margin: The percentage that results from dividing Operating Profit by revenue.

Adjusted EBITDA: Net income before income (loss) from equity method investments, income tax benefit (provision), other income (expense), gain (loss) on retirement of long-term obligations, interest expense, interest income, other operating income (expense), depreciation, amortization and accretion and stock-based compensation expense. The Company believes this measure provides valuable insight into the profitability of its operations while at the same time taking into account the central overhead expenses required to manage its global operations. In addition, it is a widely used performance measure across our telecommunications real estate sector.

Adjusted EBITDA Margin: The percentage that results from dividing Adjusted EBITDA by total revenue.

NAREIT Funds From Operations (FFO), as defined by the National Association of Real Estate Investment Trusts (NAREIT), attributable to American Tower Corporation common stockholders: Net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion and dividends on preferred stock, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interests. The Company believes this measure provides valuable insight into the operating performance of its property assets by excluding the charges described above, particularly depreciation expenses, given the high initial, up-front capital intensity of the Company’s operating model. In addition, it is a widely used performance measure across our telecommunications real estate sector.

Consolidated Adjusted Funds From Operations (AFFO): NAREIT FFO attributable to American Tower Corporation common stockholders before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the deferred portion of income tax, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, (viii) other operating income (expense), and adjustments for (ix) unconsolidated affiliates and (x) noncontrolling interests, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company believes this measure provides valuable insight into the operating performance of its property assets by further adjusting the NAREIT FFO attributable to American Tower Corporation common stockholders metric to exclude the factors outlined above, which if unadjusted, may cause material fluctuations in NAREIT FFO attributable to American Tower Corporation common stockholders growth from period to period that would not be representative of the underlying performance of our property assets in those periods. In addition, it is a widely used performance measure across our telecommunications real estate sector.

Adjusted Funds From Operations (AFFO) attributable to American Tower Corporation common stockholders: Consolidated AFFO, excluding the impact of noncontrolling interests on both NAREIT FFO attributable to American Tower Corporation common stockholders as well as the other line items included in the calculation of Consolidated AFFO. The Company believes that providing this additional metric enhances transparency, given a significantly larger minority interest component of its business as a result of the Company’s Viom transaction and European joint venture with PGGM, which both closed in 2016.

Consolidated AFFO per Share: Consolidated AFFO divided by the diluted weighted average common shares outstanding.

AFFO attributable to American Tower Corporation common stockholders per Share: AFFO attributable to American Tower Corporation common stockholders divided by the diluted weighted average common shares outstanding.

Free Cash Flow: Cash provided by operating activities less total cash capital expenditures, including payments on capital leases of property and equipment. The Company believes that Free Cash Flow is useful to investors as the basis for comparing our performance and coverage ratios with other companies in its industry.

Net Debt: Total long-term debt less cash and cash equivalents.

Net Leverage Ratio: Net Debt divided by the quarter’s annualized Adjusted EBITDA (the quarter’s Adjusted EBITDA multiplied by four). The Company believes that including this calculation is important for investors and analysts given it is a critical component underlying its credit agency ratings.

Cautionary Language Regarding Forward-Looking Statements
This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding our full year 2017 outlook and other targets, foreign currency exchange rates, our expectation regarding the leasing demand for communications real estate and potential reinstatement of our share repurchase program. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications infrastructure would materially and adversely affect our operating results, and we cannot control that demand; (2) increasing competition for tenants in the tower industry may materially and adversely affect our revenue; (3) if our tenants share site infrastructure to a significant degree or consolidate or merge, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (4) our business is subject to government and tax regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (5) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (6) our expansion initiatives involve a number of risks and uncertainties, including those related to integrating acquired or leased assets, that could adversely affect our operating results, disrupt our operations or expose us to additional risk; (7) competition for assets could adversely affect our ability to achieve our return on investment criteria; (8) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (9) our leverage and debt service obligations may materially and adversely affect our ability to raise additional financing to fund capital expenditures, future growth and expansion initiatives and to satisfy our distribution requirements; (10) a substantial portion of our revenue is derived from a small number of tenants, and we are sensitive to changes in the creditworthiness and financial strength of our tenants; (11) if we fail to remain qualified for taxation as a REIT, we will be subject to tax at corporate income tax rates, which may substantially reduce funds otherwise available, and even if we qualify for taxation as a REIT, we may face tax liabilities that impact earnings and available cash flow; (12) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (13) restrictive covenants in the agreements related to our securitization transactions, our credit facilities and our debt securities and the terms of our preferred stock could materially and adversely affect our business by limiting flexibility, and we may be prohibited from paying dividends on our common stock, which may jeopardize our qualification for taxation as a REIT; (14) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (15) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers will be eliminated; (16) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; (17) we could have liability under environmental and occupational safety and health laws; and (18) our towers, data centers or computer systems may be affected by natural disasters and other unforeseen events for which our insurance may not provide adequate coverage. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-K for the year ended December 31, 2015, under the caption “Risk Factors”. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$787,161	$320,686
Restricted cash	149,281	142,193
Short-term investments	4,026	—
Accounts receivable, net	308,369	227,354
Prepaid and other current assets	441,033	306,235
Total current assets	1,689,870	996,468
PROPERTY AND EQUIPMENT, net	10,517,258	9,866,424
GOODWILL	5,070,680	4,091,805
OTHER INTANGIBLE ASSETS, net	11,274,611	9,837,876
DEFERRED TAX ASSET	195,678	212,041
DEFERRED RENT ASSET	1,289,530	1,166,755
NOTES RECEIVABLE AND OTHER NON-CURRENT ASSETS	841,523	732,903
TOTAL	$30,879,150	$26,904,272
LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$118,666	$96,714
Accrued expenses	620,563	516,413
Distributions payable	250,550	210,027
Accrued interest	157,297	115,672
Current portion of long-term obligations	238,806	50,202
Unearned revenue	245,387	211,001
Total current liabilities	1,631,269	1,200,029
LONG-TERM OBLIGATIONS	18,294,659	17,068,807
ASSET RETIREMENT OBLIGATIONS	965,507	856,936
DEFERRED TAX LIABILITY	777,572	106,333
OTHER NON-CURRENT LIABILITIES	1,142,723	959,349
Total liabilities	22,811,730	20,191,454
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	1,091,220	—
EQUITY:
Preferred stock, Series A	60	60
Preferred stock, Series B	14	14
Common stock	4,299	4,267
Additional paid-in capital	10,043,559	9,690,609
Distributions in excess of earnings	(1,076,965)	(998,535)
Accumulated other comprehensive loss	(1,999,332)	(1,836,996)
Treasury stock	(207,740)	(207,740)
Total American Tower Corporation equity	6,763,895	6,651,679
Noncontrolling interests	212,305	61,139
Total equity	6,976,200	6,712,818
TOTAL	$30,879,150	$26,904,272

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
REVENUES:
Property	$1,521,347	$1,251,124	$5,713,126	$4,680,388
Services	18,202	28,917	72,542	91,128
Total operating revenues	1,539,549	1,280,041	5,785,668	4,771,516
OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Property (including stock-based compensation expense of $425, $396, $1,750 and $1,614, respectively)	482,308	345,812	1,762,694	1,275,436
Services (including stock-based compensation expense of $110, $103, $688 and $439, respectively)	5,688	10,569	27,695	33,432
Depreciation, amortization and accretion	388,237	352,356	1,525,635	1,285,328
Selling, general, administrative and development expense (including stock-based compensation expense of $19,151, $17,787, $87,460 and $88,484, respectively)	138,309	143,375	543,395	497,835
Other operating expenses	35,711	25,805	73,220	66,696
Total operating expenses	1,050,253	877,917	3,932,639	3,158,727
OPERATING INCOME	489,296	402,124	1,853,029	1,612,789
OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net of interest expense of $317, $40, $1,163 and $820, respectively	2,754	2,958	10,960	11,209
Interest income	9,240	4,608	25,618	16,479
Interest expense	(186,049)	(149,721)	(717,125)	(595,949)
Gain (loss) on retirement of long-term obligations	338	(813)	1,168	(79,606)
Other expense (including unrealized foreign currency losses (gains) of $19,895, ($36,398), $23,439 and $71,473, respectively)	(21,896)	(11,669)	(47,790)	(134,960)
Total other expense	(195,613)	(154,637)	(727,169)	(782,827)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	293,683	247,487	1,125,860	829,962
Income tax provision(1)	(60,830)	(25,892)	(155,501)	(157,955)
NET INCOME	232,853	221,595	970,359	672,007
Net (income) loss attributable to noncontrolling interests	(3,646)	11,107	(13,934)	13,067
NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION STOCKHOLDERS	229,207	232,702	956,425	685,074
Dividends on preferred stock	(26,781)	(26,781)	(107,125)	(90,163)
NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION COMMON STOCKHOLDERS	$202,426	$205,921	$849,300	$594,911
NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income attributable to American Tower Corporation common stockholders	$0.48	$0.49	$2.00	$1.42
Diluted net income attributable to American Tower Corporation common stockholders	$0.47	$0.48	$1.98	$1.41
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	426,071	423,736	425,143	418,907
DILUTED	429,896	427,802	429,283	423,015
_______________

(1)	Full year 2015 amount includes the impact of a one-time cash tax charge of approximately $93 million as part of the tax election related to the GTP REIT recorded in the third quarter of 2015.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$970,359	$672,007
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization and accretion	1,525,635	1,285,328
Stock-based compensation expense	89,898	90,537
(Gain) loss on early retirement of long-term obligations	(1,168)	79,750
Other non-cash items reflected in statements of operations	222,689	190,718
Decrease in restricted cash	5,256	16,112
Increase in net deferred rent balances	(63,896)	(98,883)
Increase in assets	(71,877)	(147,425)
Increase in liabilities	26,708	94,908
Cash provided by operating activities	2,703,604	2,183,052
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(682,505)	(728,753)
Payments for acquisitions, net of cash acquired	(1,416,373)	(1,961,056)
Payment for Verizon transaction	(4,748)	(5,059,462)
Proceeds from sales of short-term investments and other non-current assets	13,056	1,032,320
Payments for short-term investments	(750)	(1,022,816)
Deposits, restricted cash and other	(16,126)	(1,968)
Cash used for investing activities	(2,107,446)	(7,741,735)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings, net	—	9,043
Borrowings under credit facilities	2,446,845	6,126,618
Proceeds from issuance of senior notes, net	3,236,383	1,492,298
Proceeds from term loan	—	500,000
Proceeds from other borrowings	—	54,549
Proceeds from issuance of securities in securitization transaction	—	875,000
Repayments of notes payable, credit facilities, term loan, senior notes and capital leases(1)	(5,093,747)	(6,393,405)
Contributions from noncontrolling interest holders, net	238,480	7,201
Proceeds from stock options and stock purchase plan	92,473	50,716
Distributions paid on preferred stock	(107,125)	(84,647)
Distributions paid on common stock	(886,116)	(710,852)
Proceeds from the issuance of common stock, net	—	2,440,327
Proceeds from the issuance of preferred stock, net	—	1,337,946
Payment for early retirement of long-term obligations	(86)	(85,672)
Deferred financing costs and other financing activities	(26,401)	(30,021)
Cash (used for) provided by financing activities	(99,294)	5,589,101
Net effect of changes in foreign currency exchange rates on cash and cash equivalents	(30,389)	(23,224)
NET INCREASE IN CASH AND CASH EQUIVALENTS	466,475	7,194
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	320,686	313,492
CASH AND CASH EQUIVALENTS, END OF PERIOD	$787,161	$320,686
CASH PAID FOR INCOME TAXES, NET	$96,241	$157,058
CASH PAID FOR INTEREST	$645,092	$577,952
_______________

(1)	Twelve months ended December 31, 2016 includes $18.9 million of payments on capital leases of property and equipment.

UNAUDITED CONSOLIDATED RESULTS FROM OPERATIONS, BY SEGMENT
($ in millions. Totals may not add due to rounding.)

	Three Months Ended December 31, 2016
	Property						Services	Total
	U.S.	Latin America	Asia	EMEA	Total International	Total Property
Segment revenues	$852	$265	$270	$134	$670	$1,521	$18	$1,540
Segment operating expenses(1)	185	91	151	56	297	482	6	487
Interest income, TV Azteca, net	—	3	—	—	3	3	—	3
Segment Gross Margin	$667	$177	$119	$79	$375	$1,042	$13	$1,055
Segment SG&A(1)	40	16	12	15	43	83	4	86
Segment Operating Profit	$627	$162	$107	$64	$333	$960	$9	$969
Segment Operating Profit Margin	74%	61%	40%	47%	50%	63%	50%	63%

Revenue Growth	2.8%	13.2%	324.9%	8.1%	58.6%	21.6%	(37.1)%	20.3%
Total Tenant Billings Growth	6.0%	17.6%	347.1%	16.0%	61.0%	20.8%
Organic Tenant Billings Growth	5.8%	13.1%	19.1%	11.2%	13.3%	7.8%

Revenue Components(2)
Prior-Year Tenant Billings	$755	$150	$37	$91	$279	$1,034
Colocations/Amendments	34	9	8	5	22	57
Escalations	22	11	3	5	19	41
Cancellations	(14)	(1)	(3)	(1)	(5)	(19)
Other	2	0	(0)	1	1	3
Organic Tenant Billings	$799	$170	$44	$102	$316	$1,115
New Site Tenant Billings	1	7	122	4	133	134
Total Tenant Billings	$800	$177	$166	$106	$449	$1,249
Foreign Currency Exchange Impact(3)	—	4	(4)	(6)	(6)	(6)
Total Tenant Billings (Current Period)	$800	$181	$163	$100	$444	$1,243

Straight-Line Revenue	17	8	5	1	14	31
Prepaid Amortization Revenue	25	1	—	0	1	26
Other Revenue	10	7	(5)	(2)	0	10
International Pass-Through Revenue	—	66	110	46	222	222
Foreign Currency Exchange Impact(4)	—	3	(3)	(11)	(10)	(10)
Total Property Revenue (Current Period)	$852	$265	$270	$134	$670	$1,521
_______________

(1)	Excludes stock-based compensation expense.

(2)	All components of revenue, except those labeled current period, have been translated at prior period foreign exchange rates.

(3)	Reflects foreign currency exchange impact on all components of Total Tenant Billings.

(4)	Reflects foreign currency exchange impact on components of revenue, other than Total Tenant Billings.

UNAUDITED CONSOLIDATED RESULTS FROM OPERATIONS, BY SEGMENT (CONTINUED)
($ in millions. Totals may not add due to rounding.)

	Three Months Ended December 31, 2015
	Property						Services	Total
	U.S.	Latin America	Asia	EMEA	Total International	Total Property
Segment revenues	$829	$234	$64	$124	$422	$1,251	$29	$1,280
Segment operating expenses(1)	176	83	33	54	169	345	10	356
Interest income, TV Azteca, net	—	3	—	—	3	3	—	3
Segment Gross Margin	$653	$155	$31	$71	$256	$909	$18	$927
Segment SG&A(1)	49	18	6	15	38	87	5	92
Segment Operating Profit	$604	$137	$25	$56	$218	$821	$13	$835
Segment Operating Profit Margin	73%	58%	39%	45%	52%	66%	46%	65%

Revenue Growth	21.8%	10.0%	11.4%	57.5%	21.0%	21.5%	75.7%	22.3%
Total Tenant Billings Growth	21.1%	32.5%	22.5%	85.7%	43.3%	27.3%
Organic Tenant Billings Growth	6.1%	12.4%	12.4%	16.0%	13.2%	8.1%

Revenue Components(2)
Prior-Year Tenant Billings	$623	$156	$32	$55	$243	$867
Colocations/Amendments	33	11	4	5	20	53
Escalations	19	9	1	4	14	33
Cancellations	(14)	(2)	(1)	0	(2)	(17)
Other	(0)	1	0	(0)	1	1
Organic Tenant Billings	$661	$175	$36	$64	$276	$937
New Site Tenant Billings	93	31	3	39	73	167
Total Tenant Billings	$755	$206	$40	$103	$349	$1,104
Foreign Currency Exchange Impact(3)	—	(56)	(2)	(11)	(70)	(70)
Total Tenant Billings (Current Period)	$755	$150	$37	$91	$279	$1,034

Straight-Line Revenue	30	19	0	2	21	51
Prepaid Amortization Revenue	22	0	—	0	0	23
Other Revenue	22	7	0	1	8	31
International Pass-Through Revenue	—	85	27	34	147	147
Foreign Currency Exchange Impact(4)	—	(28)	(2)	(4)	(33)	(33)
Total Property Revenue (Current Period)	$829	$234	$64	$124	$422	$1,251
_______________

(1)	Excludes stock-based compensation expense.

(2)	All components of revenue, except those labeled current period, have been translated at prior period foreign exchange rates.

(3)	Reflects foreign currency exchange impact on all components of Total Tenant Billings.

(4)	Reflects foreign currency exchange impact on components of revenue, other than Total Tenant Billings.

UNAUDITED CONSOLIDATED RESULTS FROM OPERATIONS, BY SEGMENT (CONTINUED)
($ in millions. Totals may not add due to rounding.)

	Twelve Months Ended December 31, 2016
	Property						Services	Total
	U.S.	Latin America	Asia	EMEA	Total International	Total Property
Segment revenues	$3,370	$986	$828	$530	$2,343	$5,713	$73	$5,786
Segment operating expenses(1)	733	338	466	224	1,028	1,761	27	1,788
Interest income, TV Azteca, net	—	11	—	—	11	11	—	11
Segment Gross Margin	$2,637	$659	$362	$306	$1,327	$3,963	$46	$4,009
Segment SG&A(1)	148	61	48	61	170	317	13	330
Segment Operating Profit	$2,489	$598	$313	$245	$1,157	$3,646	$33	$3,679
Segment Operating Profit Margin	74%	61%	38%	46%	49%	64%	46%	64%

Revenue Growth	6.7%	11.3%	241.7%	34.0%	53.9%	22.1%	(20.4)%	21.3%
Total Tenant Billings Growth	8.9%	21.2%	259.4%	42.4%	59.2%	22.4%
Organic Tenant Billings Growth	5.8%	13.2%	13.4%	14.1%	13.5%	7.8%

Revenue Components(2)
Prior-Year Tenant Billings	$2,881	$620	$142	$292	$1,055	$3,936
Colocations/Amendments	129	37	22	22	81	210
Escalations	83	47	7	19	73	155
Cancellations	(49)	(4)	(9)	(2)	(15)	(64)
Other	3	2	(1)	2	3	6
Organic Tenant Billings	$3,046	$702	$161	$334	$1,197	$4,243
New Site Tenant Billings	91	50	350	83	482	573
Total Tenant Billings	$3,138	$751	$511	$417	$1,679	$4,817
Foreign Currency Exchange Impact(3)	—	(69)	(20)	(27)	(117)	(117)
Total Tenant Billings (Current Period)	$3,138	$682	$491	$389	$1,563	$4,700

Straight-Line Revenue	79	40	14	4	59	138
Prepaid Amortization Revenue	94	2	—	0	2	97
Other Revenue	59	9	(6)	(1)	2	61
International Pass-Through Revenue	—	281	343	159	783	783
Foreign Currency Exchange Impact(4)	—	(28)	(14)	(23)	(65)	(65)
Total Property Revenue (Current Period)	$3,370	$986	$828	$530	$2,343	$5,713
_______________

(1)	Excludes stock-based compensation expense.

(2)	All components of revenue, except those labeled current period, have been translated at prior period foreign exchange rates.

(3)	Reflects foreign currency exchange impact on all components of Total Tenant Billings.

(4)	Reflects foreign currency exchange impact on components of revenue, other than Total Tenant Billings.

UNAUDITED CONSOLIDATED RESULTS FROM OPERATIONS, BY SEGMENT (CONTINUED)
($ in millions. Totals may not add due to rounding.)

	Twelve Months Ended December 31, 2015
	Property						Services	Total
	U.S.	Latin America	Asia	EMEA	Total International	Total Property
Segment revenues	$3,158	$886	$242	$395	$1,523	$4,680	$91	$4,772
Segment operating expenses(1)	678	305	127	164	595	1,274	33	1,307
Interest income, TV Azteca, net	—	11	—	—	11	11	—	11
Segment Gross Margin	$2,479	$592	$115	$231	$939	$3,418	$58	$3,476
Segment SG&A(1)	139	62	23	49	134	272	16	288
Segment Operating Profit	$2,340	$530	$93	$183	$805	$3,146	$42	$3,188
Segment Operating Profit Margin	74%	60%	38%	46%	53%	67%	47%	67%

Revenue Growth	19.6%	6.4%	10.3%	25.4%	11.4%	16.8%	(2.2)%	16.4%
Total Tenant Billings Growth	18.9%	33.7%	20.8%	50.6%	36.0%	23.8%
Organic Tenant Billings Growth	6.4%	11.5%	11.8%	14.8%	12.3%	8.1%

Revenue Components(2)
Prior-Year Tenant Billings	$2,422	$606	$124	$225	$955	$3,377
Colocations/Amendments	141	42	17	17	76	217
Escalations	75	32	3	17	51	126
Cancellations	(56)	(7)	(6)	(0)	(13)	(69)
Other	(5)	4	(0)	0	4	(2)
Organic Tenant Billings	$2,577	$676	$138	$258	$1,073	$3,649
New Site Tenant Billings	304	134	11	80	226	530
Total Tenant Billings	$2,881	$811	$149	$338	$1,299	$4,179
Foreign Currency Exchange Impact(3)	—	(191)	(7)	(46)	(244)	(244)
Total Tenant Billings (Current Period)	$2,881	$620	$142	$292	$1,055	$3,936

Straight-Line Revenue	119	34	1	7	43	162
Prepaid Amortization Revenue	81	2	—	0	2	83
Other Revenue	76	17	(0)	3	20	96
International Pass-Through Revenue	—	289	104	108	502	502
Foreign Currency Exchange Impact(4)	—	(77)	(5)	(17)	(99)	(99)
Total Property Revenue (Current Period)	$3,158	$886	$242	$395	$1,523	$4,680
_______________

(1)	Excludes stock-based compensation expense.

(2)	All components of revenue, except those labeled current period, have been translated at prior period foreign exchange rates.

(3)	Reflects foreign currency exchange impact on all components of Total Tenant Billings.

(4)	Reflects foreign currency exchange impact on components of revenue, other than Total Tenant Billings.

UNAUDITED SELECTED CONSOLIDATED FINANCIAL INFORMATION
($ in thousands. Totals may not add due to rounding.)
The following table reflects the estimated impact of foreign currency exchange rate fluctuations, international pass-through revenue and straight-line revenue and expense recognition on total property revenue, Adjusted EBITDA and Consolidated AFFO growth rates.
Components of Growth(1)(2):

Three months ended December 31, 2016	Property Revenue	Adjusted EBITDA	Consolidated AFFO
Growth	21.6%	16.7%	20.9%
Estimated impact of fluctuations in foreign currency exchange rates	(0.5)%	(0.1)%	(0.3)%
Estimated impact of straight-line revenue and expense recognition	(2.3)%	(2.9)%	—%
Estimated impact of international pass-through revenue	6.1%	—%	—%

Twelve months ended December 31, 2016	Property Revenue	Adjusted EBITDA	Consolidated AFFO
Growth	22.1%	15.9%	15.8%
Estimated impact of fluctuations in foreign currency exchange rates	(2.6)%	(2.6)%	(2.9)%
Estimated impact of straight-line revenue and expense recognition	(1.3)%	(1.7)%	—%
Estimated impact of international pass-through revenue	5.2%	—%	—%
_______________
(1)    See “Non-GAAP and Defined Financial Measures” above.
(2)    Growth components for net income are not provided, as the impact of each of the line items on the measure cannot be calculated without unreasonable effort.

The reconciliation of net income to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income	$232,853	$221,595	$970,359	$672,007
Income tax provision	60,830	25,892	155,501	157,955
Other expense	21,896	11,669	47,790	134,960
(Gain) loss on retirement of long-term obligations	(338)	813	(1,168)	79,606
Interest expense	186,049	149,721	717,125	595,949
Interest income	(9,240)	(4,608)	(25,618)	(16,479)
Other operating expenses	35,711	25,805	73,220	66,696
Depreciation, amortization and accretion	388,237	352,356	1,525,635	1,285,328
Stock-based compensation expense	19,686	18,286	89,898	90,537
Adjusted EBITDA	$935,684	$801,529	$3,552,742	$3,066,559
Total revenue	1,539,549	1,280,041	5,785,668	4,771,516
Adjusted EBITDA Margin	61%	63%	61%	64%

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES
($ in thousands, except per share data. Totals may not add due to rounding.)
The reconciliation of NAREIT FFO attributable to American Tower Corporation common stockholders to net income and the calculation of Consolidated AFFO, Consolidated AFFO per Share, AFFO attributable to American Tower Corporation common stockholders and AFFO attributable to American Tower Corporation common stockholders per Share are presented below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income	$232,853	$221,595	$970,359	$672,007
Real estate related depreciation, amortization and accretion	345,360	311,066	1,358,927	1,128,340
Losses from sale or disposal of real estate and real estate related impairment charges	32,583	17,771	54,465	29,427
Dividends on preferred stock	(26,781)	(26,781)	(107,125)	(90,163)
Adjustments for unconsolidated affiliates and noncontrolling interests	(26,951)	5,849	(88,133)	(6,429)
NAREIT FFO attributable to AMT common stockholders	$557,064	$529,500	$2,188,493	$1,733,182
Straight-line revenue	(29,771)	(46,782)	(131,660)	(154,959)
Straight-line expense	17,637	16,918	67,764	56,076
Stock-based compensation expense	19,686	18,286	89,898	90,537
Deferred portion of income tax	36,457	(935)	59,260	897
GTP REIT One-time charge(1)	—	—	—	93,044
Non-real estate related depreciation, amortization and accretion	42,877	41,290	166,708	156,988
Amortization of deferred financing costs, capitalized interest and debt discounts and premiums and long-term deferred interest charges	5,715	6,383	23,139	22,575
Other expense(2)	21,896	11,669	47,790	134,960
(Gain) loss on retirement of long-term obligations	(338)	813	(1,168)	79,606
Other operating expense(3)	3,128	8,034	18,755	37,269
Capital improvement capital expenditures	(39,797)	(31,032)	(110,249)	(89,867)
Corporate capital expenditures	(6,706)	(6,567)	(16,438)	(16,447)
Adjustments for unconsolidated affiliates and noncontrolling interests	26,951	(5,849)	88,133	6,429
Consolidated AFFO	654,799	541,728	2,490,425	2,150,290
Adjustments for unconsolidated affiliates and noncontrolling interests(4)	(23,827)	(2,486)	(90,266)	(33,982)
AFFO attributable to AMT common stockholders	$630,972	$539,242	$2,400,159	$2,116,308
Divided by weighted average diluted shares outstanding	429,896	427,802	429,283	423,015
Consolidated AFFO per Share	$1.52	$1.27	$5.80	$5.08
AFFO attributable to AMT common stockholders per Share	$1.47	$1.26	$5.59	$5.00
_______________

(1)
In the third quarter of 2015, the Company filed a tax election, pursuant to which GTP no longer operates as a separate REIT for federal and state income tax purposes. In connection with this election, the Company incurred a one-time cash tax charge during the third quarter of 2015. As this charge is non-recurring, the Company does not believe it is an indication of operating performance and believes it is more meaningful to present its AFFO metrics excluding its impact. Accordingly, the Company presents Consolidated AFFO, Consolidated AFFO per Share, AFFO attributable to American Tower Corporation common stockholders and AFFO attributable to American Tower Corporation common stockholders per Share for the twelve months ended December 31, 2015 excluding this charge.

(2)	Primarily includes realized and unrealized (gains) losses on foreign currency exchange rate fluctuations.

(3)	Primarily includes integration and acquisition-related costs.

(4)	Includes adjustments for the impact on both NAREIT FFO attributable to American Tower Corporation common stockholders as well as the other line items included in the calculation of Consolidated AFFO.